SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.   20549

                               FORM 8-K/A

                            CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): September 24, 1999

                            MOTOR CLUB OF AMERICA
             -----------------------------------------------------
             (Exact Name of Registrant as specified in its charter)


        New Jersey                 0-671          22-0747730
-----------------------------   -----------   -------------------
(State or other jurisdiction    (Commission   (IRS Employer
 of Incorporation)              File Number)  Identification No.)


            95 Route 17 South, Paramus, New Jersey 07653-0931
            --------------------------------------------------
            (Address of principal executive offices)(Zip Code)


     Registrant's telephone number, including area code(201) 291-2000

         __________________________________________________________
       (Former name or former address, if changed since last report)

     The purpose of this amended filing is to reflect additional unaudited pro forma information in Item 7. See current report on Form 8-K dated and filed September 28, 1999, which is being amended hereby.

ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (b)     Pro Forma Financial Information

                Unaudited ProForma Condensed Combined Statement of
        Income for the nine months ended September 30, 1999 and year ended December 31, 1998. The Registrant has previously filed a Condensed Consolidated Balance Sheet as of September
        30, 1999 in its Report on Form 10-Q dated November 15, 1999, which includes North East.


                                    SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    MOTOR CLUB OF AMERICA



                                    By: /s/Patrick J. Haveron
                                        Patrick J. Haveron
                                        Executive Vice President
                                        Chief Executive Officer and
                                        Chief Financial Officer


Date:           November 22, 1999



                  MOTOR CLUB OF AMERICA AND NORTH EAST INSURANCE COMPANY
               UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                    FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                       __________

                                    Historical
                              -------------------
                                Motor       North      Pro Forma     Pro Forma
                                Club        East       Adjustments    Combined
                               ------      ------     ------------   ---------
  REVENUES

Insurance premiums          $39,643,239   $10,195,317               $49,838,556
Net investment income         3,600,727       614,393                 4,215,120
Realized gains (losses) on
 sales of investments (net)       5,365       (32,938)                  (27,573)
Other revenues                  109,579        -                        109,579
                            -----------   -----------   --------    -----------
     Total revenues          43,358,910    10,776,772       -        54,135,682
                            -----------   -----------   --------    -----------

  LOSSES AND EXPENSES

Losses and loss expenses
  incurred                   28,413,303     6,767,370                35,180,673
Amortization of deferred
  policy acquisition costs   11,658,039     4,109,790                15,767,829
Interest expense                177,479       -         618,933(C)      796,412
Merger-related expenses         800,000     1,117,933                 1,917,933
Other operating expenses        696,848       668,731    66,263(B)    1,431,842
                            -----------   ----------- ---------     -----------
     Total losses and
      expenses               41,745,669    12,663,824   685,196      55,094,689
                            -----------   ----------- ---------     -----------
Income (loss) before
 Federal income taxes         1,613,241    (1,887,052) (685,196)       (959,007)
Benefit for Federal
  income taxes                 (513,558)     (630,399) (232,967)     (1,376,924)
                            ----------    -----------  --------     -----------
Net income (loss)           $ 2,126,799   ($1,256,653) (452,229)    $   417,917
                            ===========   ===========  ========     ===========

Net income (loss) per share:

Basic                             $1.01         ($.41)                  $.20 (D)
                                  =====         =====                   ====
Diluted                           $1.00         ($.41)                  $.20 (D)
                                  =====         =====                   ====
Weighted coverage common and potential common shares outstanding:

Basic                         2,116,429     3,049,089              2,124,387 (D)
                              =========     =========              =========
Diluted                       2,140,275     3,049,089              2,124,387 (D)
                              =========     =========              =========


              The accompanying notes are an integral part of these pro forma condensed combined financial statements.

           MOTOR CLUB OF AMERICA AND NORTH EAST INSURANCE COMPANY
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                   FOR THE YEAR ENDED DECEMBER 31, 1998
                                    __________


                                    Historical
                              ---------------------
                               Motor         North       Pro Forma     Pro Forma
                               Club          East       Adjustments    Combined
                              ------         -----      -----------   ---------
  REVENUES

Insurance premiums          $53,175,663    $12,580,432               $65,756,095
Net investment income         4,304,507        870,548                 5,175,055
Realized gains on
 sales of investments (net)      28,545         54,272                    82,817
Other revenues                  171,171         -                        171,171
                            -----------    -----------   ------      -----------
     Total revenues          57,679,886     13,505,252      -         71,185,138
                            -----------    -----------   ------      -----------

  LOSSES AND EXPENSES

Losses and loss expenses
  incurred                   36,479,591      8,357,673               44,837,264
Amortization of deferred
  policy acquisition costs   13,375,221      3,571,626               16,946,847
Interest expense                -              -         844,000(C)     844,000
Other operating expenses      2,105,668      1,354,430    88,351(B)   3,548,449
                            -----------    -----------  --------    -----------
     Total losses and
      expenses               51,960,480     13,283,729   932,351     66,176,560
                            -----------    -----------   --------   -----------
Income before
 Federal income taxes         5,719,406        221,523  (932,351)     5,008,578
Provision for Federal
  income taxes               (1,463,615)       (63,836)  316,999     (1,210,452)
                            -----------     ----------  ---------    ----------
Net income                  $ 4,255,791     $  157,687  ($615,352)   $3,798,126
                            ===========     ==========  =========    ==========

Net income per share:

Basic                             $2.02          $0.05                 $1.79 (D)
                                  =====          =====                 =====
Diluted                           $1.00          $0.05                 $1.57 (D)
                                  =====          =====                 =====
Weighted coverage common and potential common shares outstanding:

Basic                         2,108,722      3,048,138             2,116,680 (D)
                              =========      =========             =========
Diluted                       2,121,366      3,124,489             2,766,944 (D)
                              =========      =========             =========



                  The accompanying notes are an integral part of
            these pro forma condensed combined financial statements.

                MOTOR CLUB OF AMERICA AND NORTH EAST INSURANCE COMPANY
                          NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS
                                 __________

Note A - Basis of Presentation:

        The unaudited pro forma condensed combined statement of income reflects a combination of: 1) 41,781 of the outstanding shares of North East Insurance Company ("North East") based upon an exchange ratio of 0.19048 of a share of Motor Club of America ("Motor Club") Common Stock for each outstanding share of North East; and 2) the remaining outstanding shares and all other dilutive shares of North East presently issued but not outstanding based upon a cash price of $3.30 per share. The total purchase price is therefore assumed to be approximately $10.483 million.

        With respect to North East, certain accounts have been reclassified in the financial statements to conform to Motor Club's presentation.

Note B - Goodwill:

        Under the purchase method of accounting for business combinations, the total purchase price is allocated to the acquired assets and liabilities based on their fair values. Any differences between the excess of the cost of the transaction and the fair value of North East's net assets acquired is recorded as goodwill, which will be amortized on a straight-line basis over twenty years after the merger.

Note C - Convertible Subordinated Debentures:

         In connection with its acquisition of North East, on September 23, 1999, Motor Club issued $10 million of Convertible Subordinated Debentures ("Debentures"), in one series, under a plan previously approved by its shareholders.

        The Debentures are due on September 23, 2009 and bear an interest rate of 8.44%, which is 2.5% over the London
        Interbank Offered Rate, fixed as of September 23, 1999, the date the series was issued.

        At each holder's option, the Debenture is convertible at any time, in whole or in part, into 645,578 of Motor Club's common shares ($10 million divided by 130% of the average trading price of Motor Club's common stock over the twenty day period immediately prior to September 23, 1999 ("Conversion Price")). The applicable Conversion Price is $15.49.

            MOTOR CLUB OF AMERICA AND NORTH EAST INSURANCE COMPANY
                      NOTES TO UNAUDITED PRO FORMA
                 CONDENSED COMBINED FINANCIAL STATEMENTS
                              __________

Note C - Convertible Subordinated Debentures (Continued):

        Members of Motor Club's Executive Committee purchased $9,253,785 of the $10 million in Debentures issued. If the members of the Executive Committee convert those Debentures, their percentage ownership in Motor Club's common stock will substantially increase. Based on Motor Club's common shares outstanding as of September 30, 1999 and those subsequently issued to North East shareholders as part of their elections under the Merger, the Executive Committee could increase its collective percentage stock ownership from the current 42.2% to 53.8%.

Note D - Earnings per Share:

        The weighted average number of outstanding common shares has been adjusted to reflect the additional Motor Club shares which are assumed to be issued to North East stockholders as described in Note A. The weighted average number of potential outstanding common shares has been adjusted to reflect the conversion of the debentures described in Note C. Net income available to common shareholders for purposes of the diluted earnings per share computation excludes interest expense (net of tax) applicable to the debentures. For the nine months ended September 30, 1999, basic and diluted income per share are the same because the dilutive computation would be anti-dilutive on a per share basis.